Exhibit 3.2

Request ID:	006192057	Province of Ontario	Date Report Produced: 2004/06/1 8
Demande n°:		Province de (‘Ontario	Document produit le:
Transaction ID:	023939395	Ministry of Consumer and Business Services	Time Report Produced: 10:23:46
n°:		Ministére des Services aux consommateurs et aux entreprises	Imprirne a:
•	CT	Companies and Personal Property Security Branch
Catégorie:		Direction des compagnies et des suretes mobiliéres

Certificate of Incorporation
Certificat de constitution

This is to certify that	Ceci certifie que

2048921 ONTARIO LIMITED

Ontario Corporation No.

is a corporation incorporated,

11 under the laws of the Province of Ontario.

These articles of incorporation are effective on

Numéro matricule de la personne morale en Ontario

002048921

est une societe constituée aux termes des lois de la province de !’Ontario.

Les presents statuts constitutifs entrent en vigueur le

JUNE 18 JUIN, 2004

Director/Directrice

Business Corporations Act/Loi sur les sociétés par actions

Ontario Corporation Number Request ID
/ Demande n°	Numéro de la compagnie en Ontario

6192057	2048921

FORM 1	FORMULE NUMERO

BUSINESS CORPORATIONS ACT	LOI SUR LES COMPAGNIES

ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS

1.	The name of the corporation is: ONTARIO LIMITED	Denomination sociale de la compagnie: 2048921

2.	The address of the registered office is:	Adresse du siege social:

	250 YONGE STREET	Suite 2400

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)

(Rue et numéro, ou numéro de la R.R. et, s’il s’agit edifice a bureau, numéro du bureau)

TORONTO	ONTARIO

	CANADA	M5B 2M6
(Name of Municipality or Post Office) (Nom de la municipalite ou du bureau de poste)

3.	Number (or minimum and maximum number) of directors is:
Minimum 1

4.	The first director(s) is/are:

First name, initials and surname Prénom, initiates et nom de famille
Address for service, giving Street & No. or R.R. No., Municipality and Postal Code

* WILLIAM
GORMAN

250 YONGE STREET Suite 2400 TORONTO ONTARIO CANADA M5B 2M6

(Postal Code/Code postal)

Nombre (ou nombres minimal et maximal) d’administrateurs:

Maximum        20

Premier(s) administrateur(s):

Resident Canadian	State Yes or No
Resident Canadien	Oui/Non

Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

YES

Ontario Corporation Number Request ID
/ Demande n°	Numéro de la compagnie en Ontario

6192057	2048921

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s’il y a lieu, imposees aux activatés commerciales ou aux pouvoirs de la compagnie.

There are no restrictions on business the Corporation may carry on or on powers the Corporation may exercise.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:
Categories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée a émettre:

The Corporation is authorized to issue an unlimited number of Common Shares.

Ontario Corporation Number
Request ID / Demande n°	Numero de la compagnie en Ontario

6192057	2048921

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privileges, restrictions et conditions, s’il y a lieu, rattachés a chaque categoric d’actions et pouvoirs des administrateurs relatifs a chaque categoric d’actions que pout être &is° en série:

The rights of the holders of Common Shares of the Corporation are equal in all respects and include the rights,

(a) to vote at all meetings of shareholders; and,

(b) to receive the remaining property of the Corporation upon dissolution.

Ontario Corporation Number Request ID / Demande
n°	Numéro de la compagnie en Ontario

6192057	2048921

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L’êmission, le transfert ou la propriêté d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

Ontario Corporation Number Request ID / Demande
n°	Numêro de la compagnie en Ontario

6192057	2048921

9. Other provisions, (if any, are): Autres dispositions, s’il y a lieu:

(a)       The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(b)      Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(c)       Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

(d)      The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

(e)       Holders of shares of any class or series shall not be entitled to dissent nor to vote separately as a class or series upon a proposal to amend the articles of the Corporation to:

(i)              increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(ii)             effect an exchange, reclassification or cancellation of the shares of such class or series; or

(iii)            create a new class or series of shares equal or superior to the shares of such class or series.

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

6192057	2048921

10. The names and addresses of the incorporators are Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou denomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siege social au adresse de l’etablissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalite et le code postal

*  WILLIAM GORMAN

250 YONGE STREET       Suite 2400

TORONTO ONTARIO

CANADA M5B 2M6